UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2009

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-127173 (Commission File Number)	20–0884389 (IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR (Address of Principal Executive Offices)	97501 (Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2009, Harry & David Holdings, Inc. (“Harry & David” or the “Company”) issued a press release to publicly announce that Edward F. Dunlap, age 53, joined Harry & David as Senior Vice President, Chief Financial Officer on August 10, 2009. Mr. Dunlap will also serve as Senior Vice President, Chief Financial Officer of the Company’s subsidiary, Harry and David. Prior to joining the Company, Mr. Dunlap served as Chief Financial Officer for Shaklee Corporation for three years, prior to which he held various executive positions with Wild Oats Markets, Inc. from 2001 to 2005, most recently as Senior Vice President of Operations and, prior to that, Chief Financial Officer.

Mr. Dunlap’s employment at Harry & David will be at-will. In accordance with the terms of an Employment Offer Letter between Harry & David and Mr. Dunlap, Mr. Dunlap will receive an annual base salary of $390,000. He will also be eligible for a management bonus under Harry & David’s existing incentive compensation program upon the satisfaction of certain performance goals ranging from 0 percent to 100 percent of annual base salary, with a target of 50 percent. He will also be eligible for long term incentive compensation under Harry & David’s Amended and Restated 2004 Stock Option Plan in the form of 8,000 stock options at an exercise price equal to $150. The options will vest in respect of 33.3% of the option shares on each of June 17, 2010 and June 17, 2011, with the remainder vesting on June 17, 2012.

Mr. Dunlap will also receive a sign-on bonus totaling $115,000. The first portion in the amount of $50,000 (gross) will be payable in August 2009. The bonus is contingent upon his continued employment for a minimum of twelve months from his date of hire. The second portion of the bonus, in the amount of $65,000 (gross) is contingent upon the purchase of a residence in the Rogue Valley within twelve months of his employment date. If he chooses to resign within the first twelve months, the full sign-on bonus, net of taxes, would be payable to Harry & David.

In connection with his employment, Mr. Dunlap will receive nominal relocation assistance to support his move to the Rogue Valley from the San Francisco Bay Area.

Copies of each of the Employment Offer Letter between Harry & David and Mr. Dunlap and the press release referred to above are filed as Exhibits 10.1 and 99.1, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Offer Letter dated June 24, 2009.
99.1	Press release dated August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Holdings, Inc.

Date: August 10, 2009
	By:	/s/ William H. Williams
	Name:	William H. Williams
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Offer Letter dated June 24, 2009.
99.1	Press release dated August 10, 2009.